SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K/A


                                 Current Report


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                   May 9, 1996
                          ----------------------------
                        (Date of earliest event reported)





                         SINCLAIR BROADCAST GROUP, INC.
             (Exact name of Registrant as specified in its charter)



        Maryland                 000-26076                   52-1494660
(State of incorporation)  (Commission File Number)         (IRS Employer
                                                       Identification Number)



               2000 W. 41st Street, Baltimore, Maryland 21211-1420
               ---------------------------------------------------
               (Address of principal executive offices)(Zip code)




       Registrant's telephone number, including area code: (410) 467-5005
                                                           --------------

Item 2. Acquisition or Disposition of Assets.

      In its original filing on Form 8-K, the Company reported as pending the acquisition of certain assets from (as previously amended) Kansas City TV 62 Limited Partnership ("KSMO"), Cincinnati TV 64 Limited Partnership ("WSTR") and River City Broadcasting ("RCB"). The Company completed the acquisition of assets from RCB on May 31, 1996, and entered into an Amended and Restated Asset Purchase Agreement, a Group I Option and a Columbus Option reflecting certain amendments, as described in the original filing, to the original agreements. The Company completed the acquisition of KSMO on July 1, 1996 and completed the acquisition of WSTR on August 1, 1996.


ITEM 7. Financial Statements and Exhibits.

          (a) Financial  statements of businesses acquired.

          The following financial statements  are filed with this report:

         *KANSAS CITY TV 62 LIMITED PARTNERSHIP
               Balance Sheet as of June 30, 1996
               Statements of Operations for the Three  and Six Months
                     Ended June 30, 1995 and June 30, 1996
               Statement of Cash Flows for the Six Months Ended
                     June 30, 1995 and June 30, 1996
               Notes to Financial Statements

          *CINCINNATI TV 64 LIMITED PARTNERSHIP
               Balance Sheet as of June 30, 1996
               Statements of Operations for the Three  and Six Months
                     Ended June 30, 1995 and June 30, 1996
               Statement of Cash Flows for the Six Months Ended
                     June 30, 1995 and June 30, 1996
               Notes to Financial Statements

          Financial statements of businesses acquired (previously filed as amended herein)

              *SUPERIOR COMMUNICATIONS GROUP, INC.
                 Independent Auditors Report
                 Consolidated Balance Sheets as of December 31, 1995 and
                    December 31, 1994
                 Consolidated Statements of Operations for the Years Ended
                    December 31, 1995 and December 31, 1994
                 Consolidated Statements of Stockholder's Equity for the Years
                    Ended December 31, 1995 and December 31, 1994
                 Consolidated Statements of Cash Flows for the Years Ended
                    December 31, 1995 and December 31, 1994
                 Notes to Consolidated Financial Statements

              *PARAMOUNT STATIONS GROUP OF KERVILLE, INC.
                 Report of Independent Public Accountants
                 Consolidated Balance sheets as of August 3, 1995 and
                    December 31, 1994
                 Consolidated Statements of Operations for the period from
                    January 1, 1995 through August 3, 1995 and the Year Ended December 31, 1994
                 Consolidated Statements of Stockholders' Equity for the
                    Period from January 1, 1995 through August 3, 1995 and the Year Ended December 31, 1994
                 Consolidated  Statements  of Cash Flows for the Period from
                    January 1, 1995 through August 3, 1995 and the Year Ended December 31, 1994
                 Notes to Consolidated Financial Statements

              *KRRT, Inc.
                 Report of Independent Public Accountants
                 Balance Sheet as of December 31, 1995
                 Statement of Operations for the Period from July, 25 1995
                    through December 31, 1995
                 Statements of Changes in  Stockholders' Equity for the Period
                    from July 25, 1995 through December 31, 1995
                 Statements of Cash Flows  for the  Period  from  July 25, 1995 through December 31, 1995
                 Notes to Financial Statements

              *RIVER CITY BROADCASTING L.P.
                 Independent Auditors' Report
                 Consolidated Balance Sheets as of December 31, 1994 and
                    December 31, 1995
                 Consolidated Statements of Operations for the Years Ended
                    December 31, 1993, 1994 and 1995
                 Consolidated Statements of Partners' Capital  (Deficit) for the
                    Years Ended December 31, 1993, 1994 and 1995
                 Consolidated Statements of Cash Flows for the Years Ended
                    December 31, 1993, 1994 and 1995
                 Notes to Consolidated Financial Statements
                 Supplementary Information-Consolidating Balance Sheet as of
                    December 31, 1995
                 Supplementary Information-Consolidating Schedule of Operations
                    for the Year Ended December 31, 1995

               KANSAS CITY TV 62 LIMITED PARTNERSHIP
                 Report of Independent Accountants
                 Balance Sheets as of December  31, 1995 and  December  31, 1994
                     Statements of Operations for the Years Ended December 31, 1995 and December 31, 1994
                  Statements of Cash Flows for the Years Ended December 31, 1995
                     and December 31, 1994
                  Statements of Changes is Partners' Capital for the Years Ended
                     December 31, 1995 and December 31, 1994
                  Notes to Financial Statements

               CINCINNATI TV 64 LIMITED PARTNERSHIP
                  Report of Independent Accountants
                  Balance Sheets as of December 31, 1995 and  December  31, 1994
                     Statements of Operations for the Years Ended December 31, 1995 and December 31, 1994
                  Statements of Changes in Partners' Capital for the Years Ended
                     December 31, 1995 and December 31, 1994
                  Statements of Cash Flows for the Years Ended December 31, 1995
                     and December 31, 1994
                  Notes to Financial Statements

          (b) Pro  forma financial information

          Pro forma financial statements as of June 30, 1996 and for the six months ended June 30, 1996 and the year ended December 31, 1995 are filed with this report.

          (c) Exhibits

              10.71 Amended and Restated Asset Purchase Agreement dated as of May 31, 1996 by and between River City Broadcasting, L.P. and Sinclair Broadcast Group, Inc.*

              10.72 Group I Option Agreement dated as of May 31, 1996 by and among River City Broadcasting, L.P., River City License Partnership and Sinclair Broadcast Group, Inc.*

              10.73 Columbus Option dated as of May 31, 1996 by and among River City Broadcasting, L.P., River City License Partnership and Sinclair Broadcast Group, Inc.*


- ----------
     *  Previously Filed

                       Report of Independent Accountants



March 22, 1996

To the Partners of Kansas City TV 62 Limited Partnership

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in partners' capital and of cash flows present fairly, in all material respects, the financial position of Kansas City TV 62 Limited Partnership at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


                                        Price Waterhouse LLP

Kansas City TV 62 Limited Partnership
Balance Sheet
- --------------------------------------------------------------------------------


                                                                                    December 31,
                                                                               1995             1994
                                                                                   (in thousands)
Assets

Current assets:
  Cash and cash equivalents                                              $       590     $       978
  Accounts receivable, less allowance for doubtful accounts
    of $236 and $122 in 1995 and in 1994                                       3,953           3,052
  Broadcast rights                                                             3,380           2,864
  Prepaid expenses                                                                21              16
                                                                               -----           -----

    Total current assets                                                       7,944           6,910

  Property and equipment - net                                                   734           1,305

  Broadcast rights                                                             3,286           3,305

  Goodwill and other intangible assets                                         3,817           4,027
                                                                               -----           -----
                                                                         $    15,781     $    15,547
                                                                              ======          ======
Liabilities and Partners' Capital

Current liabilities:
  Current portion of long-term debt                                      $     6,998     $       338
  Subordinated note payable to Seller                                          7,816             -
  Accounts payable and accrued expenses                                        1,578           1,714
  Interest payable                                                               733           1,943
  Due to related parties                                                          -               40
  Broadcast rights payable                                                     4,020           3,837
                                                                               -----           -----

    Total current liabilities                                                 21,145           7,872

Broadcast rights payable                                                       3,107           3,569

Long-term debt                                                                     -           9,273

Subordinated note payable to Seller                                              921           7,730

Partners' capital                                                             (9,392)        (12,897)

Commitments and contingencies (Note 8)                                        ------          ------

                                                                            $ 15,781        $ 15,547
                                                                            ========        ========

                 The accompanying notes are an integral part of
                           these financial statements.

Kansas City TV 62 Limited Partnership
Statement of Operations
- -------------------------------------------------------------------------------


                                                            Year ended
                                                            December 31,
                                                       1995             1994
                                                          (in thousands)

Revenues - net of agency and national
  representative commissions                     $    17,484     $    14,052

Costs and expenses:
  Programming, production and engineering              3,347           4,533
  Amortization of broadcast rights                     4,007           4,581
  Sales, promotion and marketing                       2,476           2,716
  General and administrative                           1,898           1,834
  Depreciation and amortization                          842             805
  Interest expense, net                                2,039           1,983
  Other income                                          (630)          -
                                                 ------------    ------------


Net income (loss)                                $     3,505     $    (2,400)
                                                 ===========      ===========



                 The accompanying notes are an integral part of
                           these financial statements.

Kansas City TV 62 Limited Partnership
Statement of Cash Flows
Increase (Decrease) in Cash and Cash Equivalents
- --------------------------------------------------------------------------------


                                                                                   Year ended
                                                                                   December 31,
                                                                               1995          1994
                                                                                  (in thousands)

Cash flows from operating activities:
  Net income (loss)                                                      $     3,505     $    (2,400)
  Adjustments to reconcile net income (loss) to net cash
   provided (used) for operating activities:
    Depreciation                                                                 632             595
    Amortization of goodwill and other intangible assets                         210             210
    Amortization of broadcast rights, net of barter                            1,206           2,122
    Accretion of subordinated debt principal                                     210             197
    Gain on forgiveness of debt                                                 (398)           -
    Increase in accounts receivable                                             (901)           (655)
    Increase in prepaid expenses                                                  (5)             (6)
    Decrease in accounts payable and accrued expenses                            262            (396)
    (Decrease) increase in interest payable                                     (413)          1,806
    Decrease in due to related parties                                           (40)           (236)
    Decrease in broadcast rights payable, net of barter                       (1,982)         (1,745)
                                                                         ------------    ------------



     Net cash provided (used) for operating activities                         2,286            (508)
                                                                         ------------    ------------

Cash flows from investing activities:
  Additions to property and equipment                                            (61)            (35)
                                                                         ------------    ------------



Cash flows from financing activities:
  Repayment of long-term debt                                                 (2,613)             -
  Partner's contribution of capital                                              -             1,400
                                                                         ------------     -----------



     Net cash (used) provided by financing activities                         (2,613)          1,400
                                                                         ------------     ----------



Net (decrease) increase in cash                                                 (388)            857

Cash and cash equivalents at beginning of year                                   978             121
                                                                         ------------     ----------



Cash and cash equivalents at end of year                                 $       590     $       978
                                                                         ============    ===========



Supplemental schedule of noncash activities:
  Film contracts acquired                                                $     4,055     $     2,834
                                                                         ===========     ===========



  Film contract liability additions                                      $     4,055     $     2,834
                                                                         ===========     ===========



  Capitalized subordinated debt interest                                 $       797     $       884
                                                                         ===========     ===========

                 The accompanying notes are an integral part of
                           these financial statements.

Kansas City TV 62 Limited Partnership
Statement of Changes in Partners' Capital
For the Years Ended December 31, 1995 and 1994
- -------------------------------------------------------------------------------


                                                       General           Limited
                                                       Partner           Partner           Total
                                                                      (in thousands)

Balance at December 31, 1993                           $ (11,897)            -           $ (11,897)

Capital contribution                                       1,400             -               1,400

Net loss for the year ended December 31, 1994             (2,400)            -              (2,400)
                                                       ----------         ---------      ----------

Balance at December 31, 1994                           $ (12,897)         $  -           $ (12,897)

Net income for the year ended December 31, 1995            3,505             -               3,505
                                                       -------------      ---------       ---------


Balance at December 31, 1995                           $  (9,392)         $  -           $  (9,392)
                                                       =========          =========      ==========




                 The accompanying notes are an integral part of
                           these financial statements.

Kansas City TV 62 Limited Partnership
Notes to Financial Statements (in thousands)
- -------------------------------------------------------------------------------


1.       Organization

         Kansas City TV 62 Limited Partnership (the "Partnership") is a joint venture of ABRY Communications III, L.P., the general partner, and Copley Place Capital Group, the limited partner. The Partnership was organized under the laws of the State of Delaware on April 18, 1990. On September 21, 1990 the Partnership acquired the business and certain assets of Kansas City Television, Inc. (the "Seller"). The Partnership is a television broadcaster serving the Kansas City area through station KSMO on UHF Channel 62.


2.       Summary of Significant  Accounting  Policies

         Allocation of  Partnership  Results to Partners'  Capital  Accounts
         Net losses of the Partnership are allocated among the capital accounts of the partners based on their relative partnership interests until the limited partner's capital has been exhausted. Thereafter, net losses are allocated solely to the general partner. Net income is allocated in proportion to previously allocated net losses in reverse chronological order. Thereafter, net income is allocated to partners based on their relative partnership interests, as defined in the agreement.

         Broadcast   Rights
         Broadcast  rights  are  stated  at the  lower  of  unamortized  cost or estimated net realizable value. Broadcast rights and the related liabilities are recorded at the contract value when the license period begins and the right is available for use. Broadcast rights are amortized using the straight-line method over the number of showings or license period. The net realizable value of broadcast rights for which the Partnership is contractually committed is reviewed annually and revisions to amortization rates or write-downs to net realizable value may occur. The current portion of broadcast rights represents those rights available for broadcast which will be amortized in the succeeding year.

         Property and Equipment
         Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets on a straight-line basis. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged to expense in the period incurred.

         Goodwill and Other Intangible Assets
         Goodwill aggregating $4,144 is amortized over 40 years using the straight-line method. Legal and accounting fees associated with the acquisition of loans, aggregating $555 and organization of the Partnership, aggregating $59 are capitalized and amortized over the term of the related debt and five years, respectively. Other intangible assets, aggregating $119 are amortized over their estimated useful life. At December 31, 1995 and 1994, accumulated amortization aggregated $1,060 and $850, respectively.

Kansas City TV 62 Limited Partnership
Notes to Financial Statements (in thousands)
- -------------------------------------------------------------------------------

         Barter Transactions

         Revenue from barter transactions is recognized when advertisements are broadcast and services or merchandise received are charged to expense when received or used. Revenues arising from barter and trade
         transactions   aggregated   $2,907   and   $2,654  in  1995  and  1994,
         respectively.

         Income Taxes
         The financial statements of the Partnership do not include any provision for federal or state income taxes. All Partnership income, losses, tax credits and deductions are allocated among the partners. Each partner is responsible to report its distributed share of Partnership results in its federal and state income tax returns.


         Cash and Cash Equivalents
         The Partnership considers all highly liquid investment instruments purchased with a maturity of three months or less to be cash equivalents. The Partnership invests its cash in money market funds and in short-term government securities that are subject to minimal market and credit risk. At December 31, 1995, the Partnership's cash equivalents include $544 of money market funds.

         Effective January 1, 1994, the Partnership adopted Statement of Financial Accounting Standards No. 115 (FAS 115), "Accounting for Certain Investments in Debt and Equity Securities". Under this standard, the Partnership is required to classify its investments in debt and equity securities into one or more of the following categories: held-to-maturity, trading or available for sale. Adoption of this standard had no impact on the Partnership's financial position or results of operations at the date of adoption.

         Concentration of Credit Risk
         Financial instruments which potentially expose the Partnership to a concentration of credit risk include cash, cash equivalents and accounts receivable. A significant amount of the Partnership's cash and cash equivalents are held by one financial institution at December 31, 1995. The Partnership does not believe that such deposits are subject to any unusual credit risk beyond the normal credit risk associated with operating its business. The Partnership maintains reserves for potential credit losses and such losses, in the aggregate, have not historically exceeded management's expectations.

         Risks and  Uncertainties
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Kansas City TV 62 Limited Partnership
Notes to Financial Statements (in thousands)
- -------------------------------------------------------------------------------

3.       Related Party Transactions

         Prior to 1995, ABRY Communications III, L.P., provided certain administrative and support services to the Partnership for which it was paid a management fee. Management fees charged to operations aggregated $276 in 1994. No management fees were charged during 1995.

Kansas City TV 62 Limited Partnership
Notes to Financial Statements (in thousands)
- --------------------------------------------------------------------------------

4.       Property and Equipment

         Property and equipment consists of the following:

                                                              Estimated
                                                             useful life                     December 31,
                                                               (years)                   1995            1994

         Studio equipment                                        2-7                 $ 1,855            $ 1,824
         Transmission  equipment                                 7-8                   1,206              1,184
         Vehicles,  office  equipment and
          furniture                                              5-7                     396                388
         Leasehold improvements                                   8                      297                297
                                                                                     ------------   ------------

                                                                                       3,754              3,693
         Less -  accumulated  depreciation  and
          amortization                                                                 3,020              2,388
                                                                                     ------------   ------------


                                                                                     $   734            $ 1,305
                                                                                     ============   ============



5.       Broadcast Rights

         The Partnership purchases the right to broadcast programs through fixed term license agreements. Broadcast rights consist of the following:

                                                                                             December 31,
                                                                                           1995          1994

         Aggregate cost                                                              $  16,564          $14,350
         Less - accumulated amortization                                                 9,898            8,181
                                                                                    ------------    -----------


                                                                                         6,666            6,169

         Less - current portion                                                          3,380            2,864
                                                                                     ------------   -----------


                                                                                     $   3,286          $ 3,305
                                                                                     ============   ===========




Kansas City TV 62 Limited Partnership
Notes to Financial Statements (in thousands)
- --------------------------------------------------------------------------------


         Contractual obligations incurred in connection with the acquisition of broadcast rights are $7,127 including $3,742 of barter obligations. Future payments in connection with these contractual obligations are as follows at December 31, 1995:

                  1996               $   4,058
                  1997                   1,776
                  1998                   1,064
                  1999                     169
                  2000                      23
                  Thereafter                37
                                   ------------

                                     $   7,127
                                    ==========


         The Partnership has estimated the fair value of these contractual obligations at approximately $6,800 and $6,776 at December 31, 1995 and 1994, respectively, based on future cash flows discounted at the Partnership's current borrowing rate.

6.       Debt

         Debt consists of the following:
                                                          December 31,
                                                      1995            1994

         Term loan                                $   1,455      $  2,133
         Revolving credit facility                    5,543         7,478
                                                  ----------     --------


                                                      6,998         9,611

         Less - current portion                       6,998           338
                                                  ---------      --------
                                                  $     -        $  9,273
                                                  =========      ========



         The term loan and revolving credit facility (the "revolver") bear interest, payable monthly, at the base rate, computed by taking the higher of the Federal Funds rate plus 1% or prime, plus a computed margin rate which ranges from 1.75% to 2.25%. The Partnership is charged a fee for the average daily unused portion of the revolver commitment at a rate of 1/2% per annum, payable quarterly. The borrowings are secured by substantially all of the Partnership's assets.

         The credit agreement was amended on April 21, 1995. Under the terms of the amended credit agreement, the principle amount of the term loan is payable in quarterly installments of varying amounts commencing October 1, 1995. The revolver was increased to $8,500 and will be reduced on a quarterly basis commencing April 1, 1997, until no credit facility is available at October 1, 1998.

Kansas City TV 62 Limited Partnership
Notes to Financial Statements (in thousands)
- --------------------------------------------------------------------------------


         In addition to the scheduled principal and interest payments, the lender may be entitled to contingent interest payable upon early repayment of the term loan, a change in control of the Partnership or upon the occurrence of certain other events as defined in the agreement. The amount of contingent interest which will be due is determined by a formula which considers appreciation in the value of the Partnership. Based upon management's estimate of appreciation in the value of the Partnership, no accrual for contingent interest has been recorded at December 31, 1995 and 1994.

         The subordinated note payable to Seller is subordinated to the Partnership's term loan and revolver borrowings. The principal amount of the subordinated note payable to Seller is payable in a lump sum on September 21, 1998. Interest on the outstanding principal accrues at the rate of 10% and is payable annually. For financial reporting purposes, however, interest on the note accrues at an implicit rate of 14% per annum, and the note's original stated principal of $8 million has been discounted to reflect this yield.

         In January 1996, a third-party exercised its option to purchase the station (Note 9). Accordingly, all long-term debt is classified as current at December 31, 1995. In March 1996, certain subordinated note holders agreed to extend the term of their notes through October 1999 and forgave interest for the five-year period then ended. Accordingly, all subordinated debt, excluding the extended portion, is classified as current at December 31, 1995.

         In 1994, certain subordinated note holders forgave $680 of the subordinated note, $157 of capitalized interest and $62 of accrued interest. In consideration of the debt forgiveness, the Partnership and a related party signed a network affiliation agreement with one note holder and licensed certain programs from the other note holder. Under the terms of the affiliation agreement, the Partnership and the related party must broadcast network programming over the three-year term of the network affiliation agreement. Under the terms of the license agreement, the related party must broadcast certain programs over the one-year term of the license agreement. Accordingly, the $899 gain on the forgiveness of debt and related interest thereon was deferred and is being amortized over the term of the affiliation and program license agreements. The Partnership amortized $398 of the gain to income in 1995. The gain on forgiveness of debt is included in other income in the statement of operations. The deferred gain is included in accounts payable and accrued expenses at December 31, 1995 and 1994.

         Interest payments of $2,301 were made during the year ended December 31, 1995. No interest payments were made during the year ended December 31, 1994.

Kansas City TV 62 Limited Partnership
Notes to Financial Statements (in thousands)
- --------------------------------------------------------------------------------


7.       Retirement Savings Plan

         The Partnership has adopted a retirement savings plan under Section 401(K) of the Internal Revenue Code. This plan covers substantially all employees of the Partnership and affiliated partnerships, who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pre-tax basis. Partnership contributions to the plan may be made at the discretion of the Board of Directors. No Partnership contributions were authorized for the years ended December 31, 1995 and 1994.


8.       Commitments and Contingencies

         Employment Agreements
         As a result of the Partnership's execution of the Option Agreement (Note 9) in 1994, the Partnership and the general partner, ABRY Communications III, L.P., amended employment agreements which entitled certain key employees to appreciation rights payable upon either a change in control of the Partnership or the payment of certain partner cash distributions. Previously, the employees vested in these rights at the rate of 20% per year from the date the rights were granted, except that they vested fully if they were employees of the Partnership at the time the rights became payable. Amounts due to the employees in connection with those rights were determined by a formula which considers appreciation in the value of the Partnership. Under the amendments, in the event that certain key employees meet certain employment criteria, such employees will receive a payment in lieu of the appreciation rights discussed above. An accrual for compensation related to these rights for $162 was included in accrued expenses at December 31, 1994. These obligations were satisfied during 1995 and, accordingly, no accrual has been made related to these agreements at December 31, 1995.

         Broadcast License Agreements
         Broadcast rights acquired under license agreements are recorded as an asset and a corresponding liability at the inception of the license period. In addition to these broadcast rights payable at December 31, 1995, the Partnership has $1,417 of commitments to acquire broadcast rights for which the license period has not commenced and, accordingly, for which no liability has been recorded. Future minimum payments arising from such commitments outstanding at December 31, 1995, of which $729 represents barter commitments, are as follows:

               1996            $     133
               1997                  356
               1998                  347
               1999                  187
               2000                   79
               Thereafter            315
                              ----------
                              $    1,417

Kansas City TV 62 Limited Partnership
Notes to Financial Statements (in thousands)
- --------------------------------------------------------------------------------


         Sports Rights Agreement
         The Partnership broadcasts certain baseball games for the Kansas City Royals Baseball Corporation (the "Royals"). Under the terms of the broadcast agreement as amended during 1995, the Partnership is obligated to pay broadcast fees and to provide advertising and promotions to the Royals through October 1, 1998. In addition, the Partnership is obligated to pay the Royals 75% of operating profits less than $500 and 50% of operating profits exceeding $500, related to such broadcasts. Future minimum annual broadcast fee payments under the agreement, as amended, are as follows:

                   1996                 $     1,080
                   1997                       1,080
                   1998                       1,080
                                        -----------
                                        $     3,240



         Broadcast fees are payable quarterly on July 1, October 1, January 1 and April 1 of each year. In the event the Partnership terminates the agreement before October 1, 1996 or 1997, the Partnership will be required to pay the Royals a cancellation fee of $500 or $250, respectively. The payment of all amounts due to the Royals under the agreement have been guaranteed by the Partnership's general partner and BVC Communications, III, Inc., the general partner of ABRY Communications III, L.P. Charges to operations for such broadcast fees aggregated $1,350 and $2,728 in 1995 and 1994, respectively.

         Operating Leases
         The Partnership leases its antenna site, studio and other operating equipment under noncancellable operating lease arrangements expiring through 2010. Charges to operations for such leases aggregated $154 and $146 in 1995 and 1994, respectively. Future minimum lease payments under these leases are as follows at December 31, 1995:

                   1996                 $       166
                   1997                         160
                   1998                         161
                   1999                         124
                   2000                         123
                   Thereafter                   237



           Total minimum lease payments $       971
                                        ===========



         During 1995, the antenna site was damaged and the Partnership received an insurance settlement of $248 for the related business interruption. The insurance settlement net of amounts relating to the repair of the antenna, are included in other income in the statement of operations.

         Kansas City TV 62 Limited Partnership Notes to Financial Statements (in thousands)
         -----------------------------------------------------------------------

9.       Option Agreement


         On May 24, 1994, the Partnership entered into an agreement whereby the Partnership granted a third-party an option to acquire the assets of the station for an amount equal to the lesser of outstanding debt as of the exercise date, including accrued interest thereon, or $9,000. The acquiring entity will assume all other liabilities of the station. In conjunction with the option agreement, the Partnership entered into an agreement with the third-party whereby the Partnership would pay the third-party a consulting fee of $250 per year as long as the option is outstanding. Charges to operations related to this agreement were $250 in 1995 and $147 in 1994. The third-party exercised this option in January 1996. Accordingly, all debt of the station is classified as current at December 31, 1995, excluding debt for which an extension was granted, in accordance with the Partnership's loan agreements (Note 6). The transaction is subject to regulatory approval.

Cincinnati TV 64
Limited Partnership
Financial Statements
December 31, 1995

                        Report of Independent Accountants


March 22, 1996

To the Partners of Cincinnati TV 64 Limited Partnership

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in partners' capital and of cash flows present fairly, in all material respects, the financial position of Cincinnati TV 64 Limited Partnership at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


                                       Price Waterhouse LLP

Cincinnati TV 64 Limited Partnership
Balance Sheet
- --------------------------------------------------------------------------------


                                                                                 December 31,
                                                                           1995               1994
                                                                                (in thousands)
Assets

Current assets:
  Cash and cash equivalents                                              $       641     $       482
  Accounts receivable, less allowance for doubtful
   accounts of $86 and $64 in 1995 in 1994, respectively                       3,091           2,773
  Broadcast rights                                                             4,461           3,461
  Prepaid expenses                                                                15              21
                                                                         -----------      ----------

    Total current assets                                                       8,208           6,737

Property and equipment - net                                                   5,238           5,670

Broadcast rights                                                               4,339           3,061

Goodwill and other intangible assets                                           1,746           1,823
                                                                         -----------      ----------
                                                                         $    19,531     $    17,291
                                                                         ===========      ==========
Liabilities and Partners' Capital

Current liabilities:
  Current portion of long-term debt                                      $    11,883     $       700
  Subordinated note payable to Seller                                          7,446               -
  Accounts payable and accrued expenses                                        1,127           1,082
  Interest payable                                                               718             650
  Broadcast rights payable                                                     5,221           3,957
                                                                         -----------      ----------

    Total current liabilities                                                 26,395           6,389

Broadcast rights payable                                                       4,262           3,221

Long-term debt                                                                     -          14,083

Subordinated note payable to Seller                                                -           7,089

Partners' capital                                                            (11,126)        (13,491)

Commitments and contingencies (Note 8)
                                                                          -----------      ----------
                                                                         $    19,531     $    17,291
                                                                          ===========      ==========



                     The accompanying notes are an integral
                       part of these financial statements.

Cincinnati TV 64 Limited Partnership
Statement of Operations
- --------------------------------------------------------------------------------


                                                               Year ended
                                                              December 31,
                                                         1995             1994
                                                             (in thousands)

 Revenues - net of agency and national
   representative commissions                       $    15,529     $    13,727

 Costs and expenses:
   Programming, production and engineering                1,002             954
   Amortization of broadcast rights                       4,971           5,416
   Sales, promotion and marketing                         2,394           2,813
   General and administrative                             1,629           2,059
   Depreciation and amortization                            662             841
   Interest expense, net                                  2,506           2,375
                                                    -----------     -----------

 Net income (loss)                                  $     2,365     $      (731)
                                                    ===========     ===========




                     The accompanying notes are an integral
                       part of these financial statements.

Cincinnati TV 64 Limited Partnership
Statement of Changes in Partners' Capital
For the Years Ended December 31, 1995 and 1994
- -------------------------------------------------------------------------------


                                       General            Limited
                                       Partner            Partner            Total
                                                      (in thousands)

Balance at December 31, 1993         $   (12,760)         $     -         $   (12,760)

Net loss for the year ended
  December 31, 1994                         (731)               -                (731)
                                      ----------          -------           ---------
Balance at December 31, 1994             (13,491)               -             (13,491)

Net income for the year ended
  December 31, 1995                        2,365                -               2,365
                                      ----------          -------           ---------

Balance at December 31, 1995         $   (11,126)         $     -         $   (11,126)
                                      ==========          =======           =========


                     The accompanying notes are an integral
                       part of these financial statements.

Cincinnati TV 64 Limited Partnership
Statement of Cash Flows
Increase (Decrease) in Cash and Cash Equivalents
- -------------------------------------------------------------------------------


                                                                                  Year ended
                                                                                  December 31,
                                                                               1995          1994
                                                                                 (in thousands)

Cash flows from operating activities:
  Net income (loss)                                                      $     2,365     $      (731)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation                                                                 585             759
    Amortization of goodwill and other intangible assets                          77              82
    Amortization of broadcast rights, net of barter                            1,621           2,294
    Loss on disposal of property and equipment                                    37               -
    Accretion of subordinated debt principal                                     357             312
    Deferred interest expense on subordinated note payable                         -              87
    Increase in accounts receivable                                             (318)           (516)
    (Increase) decrease in prepaid expenses                                        6              (6)
    Increase (decrease) in accounts payable and accrued expenses                  45             (80)
    Increase in interest payable                                                  68             650
    Decrease in due to related parties                                             -             (72)
    Decrease in broadcast rights payable, net of barter                       (1,594)         (1,676)
                                                                          ----------      ----------

        Net cash provided by operating activities                              3,249           1,103
                                                                          ----------      ----------

Cash flows from investing activities:
  Additions to property and equipment                                           (190)            (18)
                                                                          ----------      ----------

Cash flows from financing activities:
  Net repayments under revolving credit facility                              (2,200)           (750)
  Repayments of long-term debt                                                  (700)              -
                                                                          ----------      ----------

        Net cash used for financing activities                                (2,900)           (750)
                                                                          ----------      ----------

Net increase in cash and cash equivalents                                        159             335

Cash and cash equivalents at beginning of year                                   482             147
                                                                          ----------      ----------

Cash and cash equivalents at end of year                                 $       641     $       482
                                                                          ==========      ==========

Supplemental schedule of noncash activities:
  Film contracts acquired/obligations assumed                            $     2,961     $     2,026
                                                                          ==========      ==========


                     The accompanying notes are an integral
                       part of these financial statements.

Cincinnati TV 64 Limited Partnership
Notes to Financial Statements (in thousands)
- --------------------------------------------------------------------------------


1.       Organization

         Cincinnati TV 64 Limited Partnership (the "Partnership") is a joint venture of ABRY Communications II, L.P., the general partner (Note 3), and Copley Place Capital Group, the limited partner. The Partnership was organized under the laws of the State of Delaware on August 1, 1989. The Partnership is a television broadcaster serving the Cincinnati, Ohio area through station WSTR on UHF Channel 64.


2.       Summary of Significant Accounting Policies

         Allocation of  Partnership  Results to Partners'  Capital  Accounts
         Net losses of the Partnership are allocated among the capital accounts of the partners based on their relative partnership interests until the limited partner's capital has been exhausted. Thereafter, net losses are allocated solely to the general partner. Net income is allocated in proportion to previously allocated net losses in reverse chronological order. Thereafter, net income is allocated to partners based on their relative partnership interests, as defined in the agreement.

         Broadcast   Rights
         Broadcast rights are stated at the lower of unamortized cost or estimated net realizable value. Broadcast rights and the related liabilities are recorded at the contract value when the license period begins and the right is available for use. Broadcast rights are amortized using the straight-line method over the number of showings or license period. The net realizable value of broadcast rights for which the Partnership is contractually committed is reviewed annually and revisions to amortization rates or write-downs to net realizable value may occur. The current portion of broadcast rights represents those rights available for broadcast which management estimates will be amortized in the succeeding year.

         Property and Equipment
         Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets on a straight-line basis. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged to expense in the period incurred.

         Goodwill and Other Intangible Assets
         Goodwill aggregating $1,991 is amortized over 40 years using the straight-line method. Legal and accounting fees associated with the acquisition of loans aggregating $240 are capitalized and amortized over the term of the related debt. Organization costs aggregating $28 were fully amortized at December 31, 1995. Accumulated amortization aggregated $485 and $436 at December 31, 1995 and 1994, respectively.

         Barter Transactions
         Revenue from barter transactions is recognized when advertisements are broadcast and services or merchandise received are charged to expense when received or used. Revenues arising from barter and trade
         transactions   aggregated   $3,578   and   $3,410  in  1995  and  1994,
         respectively.

Cincinnati TV 64 Limited Partnership
Notes to Financial Statements (in thousands)
- -------------------------------------------------------------------------------


         Income Taxes
         The financial statements of the Partnership do not include any provision for federal or state income taxes. All Partnership income, losses, tax credits and deductions are allocated among the partners. Each partner is responsible to report its distributed share of Partnership results in its federal and state income tax returns.

         Cash and Cash Equivalents
         The Partnership considers all highly liquid investment instruments purchased with a maturity of three months or less to be cash equivalents. The Partnership invests its excess cash in short-term government securities that are subject to minimal market and credit risk. At December 31, 1995 and 1994, the Partnership's cash equivalents include $500 and $400, respectively, of short-term government securities. These securities, which are classified as available-for-sale, are recorded at market value, which approximates cost.

         Effective January 1, 1994, the Partnership adopted Statement of Financial Accounting Standards No. 115, (FAS 115), "Accounting for Certain Investments in Debt and Equity Securities". Under this standard, the Partnership is required to classify its investments in debt and equity securities into one or more of the following categories: held-to-maturity, trading or available for sale. Adoption of this standard had no impact on the Partnership's financial position or results of operations at the date of adoption.

         Concentration of Credit Risk
         Financial instruments which potentially expose the Partnership to a concentration of credit risk include cash, cash equivalents and accounts receivable. A significant amount of the Partnership's cash and cash equivalents are held by one financial institution at December 31, 1995. The Partnership does not believe that such deposits are subject to any unusual credit risk beyond the normal credit risk associated with operating its business. The Partnership maintains reserves for potential credit losses and such losses, in the aggregate, have not historically exceeded management's expectations.

         Risks and Uncertainties
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.       Related Party Transactions

         Prior to 1995, ABRY Communications II, L.P. provided certain administrative and support services to the Partnership for which it was paid a management fee. Management fees charged to operations aggregated $319 in 1994. No management fees were charged to the Partnership during 1995.

Cincinnati TV 64 Limited Partnership
Notes to Financial Statements (in thousands)
- -------------------------------------------------------------------------------


         As of January 1995, the station became a network affiliate and licensed certain programs in conjunction with the forgiveness of the subordinated debt of a related party by the network and licensor. The term of the affiliation agreement and the program licenses is three years and one year, respectively. These financial statements do not include any amounts relating to such transaction.


4.       Property and Equipment

         Property and equipment consists of the following:

                                                       Estimated
                                                      useful life                       December 31,
                                                        (years)                     1995          1994

         Land and improvements                              -                    $      261    $      261
         Buildings                                         30                         1,719         1,719
         Transmission tower                                30                         3,226         3,226
         Transmission equipment                           7-8                         1,832         1,919
         Studio equipment                                 5-7                         1,079         1,005
         Vehicles, office equipment and furniture         5-7                           240           211
                                                                                  ---------     ---------

                                                                                      8,357         8,341
         Less - accumulated depreciation
           and amortization                                                           3,119         2,671
                                                                                  ---------     ---------
                                                                                 $    5,238    $    5,670
                                                                                  =========     =========


5.       Broadcast Rights

         The Partnership purchases the right to broadcast programs through fixed term license agreements. Broadcast rights consist of the following:

                                                                                        December 31,
                                                                                    1995          1994

         Aggregate cost                                                          $   15,370    $    14,288
         Less - accumulated amortization                                              6,570          7,766
                                                                                  ---------      ---------

                                                                                      8,800          6,522

         Less - current portion                                                       4,461          3,461
                                                                                  ---------      ---------

                                                                                 $    4,339    $     3,061
                                                                                  =========     ==========

Cincinnati TV 64 Limited Partnership
Notes to Financial Statements (in thousands)
- -------------------------------------------------------------------------------


         Contractual obligations incurred in connection with the acquisition of broadcast rights are $9,483 including $3,918 of barter obligations. Future payments in connection with these contractual obligations are as follows at December 31, 1995:

         1996                                          $  5,221
         1997                                             2,502
         1998                                             1,340
         1999                                               381
         Thereafter                                          39
                                                       --------
                                                       $  9,483
                                                       ========


         The Partnership has estimated the fair value of these contractual obligations at approximately $8,591 and $6,478 at December 31, 1995 and 1994, respectively, based on future cash flows discounted at the Partnership's current borrowing rate.


6.       Debt

         Long-term debt consists of the following:

                                                        December 31,
                                                     1995          1994

         Term loan                               $  6,650        $  6,850
         Revolving credit facility                  4,772           6,972
         Supplemental loan                            461             961
                                                 --------        --------

                                                   11,883          14,783

         Less - current portion                    11,883             700
                                                 --------        --------

                                                 $      -        $ 14,083
                                                 ========        ========


         The principal amount of the term loan is payable in 36 monthly installments of $17 which commenced January 1, 1995 and a final installment in an amount equal to the then outstanding principal balance is due January 1, 1998.

         The Partnership may borrow up to $8,350 under a revolving credit facility (the "revolver") through December 31, 1995; thereafter, the credit facility and related borrowings are reduced on a monthly basis until no credit facility is available at January 1, 1998.

         The term loan, revolver and supplemental loan bear interest, payable monthly, at the base rate, computed by taking the higher of the Federal Funds rate plus 1% or Prime (as defined in the agreement), plus 2.5%.

Cincinnati TV 64 Limited Partnership
Notes to Financial Statements (in thousands)
- -------------------------------------------------------------------------------


         The Partnership is charged a fee for the available revolving credit commitment at a rate of 1/2% per annum, payable quarterly. The borrowings are secured by substantially all of the Partnership's assets and require the Partnership to comply with certain specified financial ratios and provisions. At December 31, 1995, all long term debt is classified as a current liability as a result of a third-party's decision to exercise the option agreement (Note 9).

         At December 31, 1995 and 1994, the current portion of long-term debt includes principal of $750 and $500, respectively, due by April 1, 1996 and 1995 in accordance with the acceleration provisions of the loan agreement. The accelerated principal payments were made by the Partnership in April 1996 and January 1995, respectively.

         In addition to the scheduled principal and interest payments, the lender may be entitled to contingent interest, payable upon early repayment of the loans, a change in control of the Partnership or upon the occurrence of certain other events as defined in the agreement. The amount of contingent interest which will be due is determined by a formula which considers appreciation in the value of the Partnership. Based upon management's estimate of appreciation in the value of the Partnership, no accrual for contingent interest has been recorded at December 31, 1995 and 1994.

         The principal amount of the subordinated note payable to Seller is due on January 1, 1998. Interest on the outstanding principal accrues at the rate of 8.5% per annum. Interest accrued and unpaid through December 31, 1993 is due and payable on January 1, 1998. Interest accrued after December 31, 1993 is payable annually. For financial reporting purposes, however, interest on the note accrues at an implicit rate of 14.5% per annum and the note's original stated principal of $6 million has been discounted to reflect this yield. Accordingly, interest accrued through December 31, 1995 and 1994 of $2,877 and $2,790, respectively, has been added to the discounted principal amount of the note. In January 1996, a third-party exercised its option to acquire the assets of the station (Note 9). Accordingly, the note has been classified as a current liability at December 31, 1995.

         Interest paid during the years ended December 31, 1995 and 1994 was $1,603 and $1,348, respectively.


7.       Retirement Savings Plan

         The Partnership has adopted a retirement savings plan under Section 401(K) of the Internal Revenue Code. This plan covers substantially all employees of the Partnership and affiliated partnerships who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Partnership contributions to the plan may be made at the discretion of the Board of Directors. No Partnership contributions were authorized for the years ended December 31, 1995 and 1994.

Cincinnati TV 64 Limited Partnership
Notes to Financial Statements (in thousands)
- --------------------------------------------------------------------------------


8.       Commitments and Contingencies

         Employment Agreement
         As a result of the Partnership's execution of the Option Agreement (Note 9) in 1994, the Partnership and the general partner, ABRY Communications II, L.P., amended an employment agreement which entitled certain key employees to appreciation rights payable upon either a change in control of the Partnership or the payment of certain partner cash distributions. Previously, the employees vested in these rights at the rate of 20% per year from the date the rights were granted, except that they vested fully at the time the rights became payable. Amounts due to the employees in connection with those rights were determined by a formula which considers appreciation in the value of the Partnership. Under the amendment, such employees received payments in lieu of the appreciation rights discussed above. Compensation expense of $862 was recognized for compensation related to these rights during the year ended December 31, 1994. An accrual for $700 for compensation related to these rights which were paid in January 1995, was included in accrued expenses at December 31, 1994.

         Broadcast License Agreements
         Broadcast rights acquired under license agreements are recorded as an asset and a corresponding liability at the inception of the license period. In addition to these broadcast rights payable at December 31, 1995, the Partnership has $7,769 of commitments to acquire broadcast rights for which the license period has not commenced and, accordingly, for which no liability has been recorded. Future minimum payments arising from such commitments outstanding at December 31, 1995, of which $4,232 represents barter commitments, are as follows:

         1996                                       $       903
         1997                                             2,221
         1998                                             1,918
         1999                                             1,517
         2000                                             1,210
                                                      ---------

                                                    $     7,769
                                                      =========


         Programming
         Under the terms of an agreement executed in September 1995 with a third-party, the Partnership is committed to make available certain time periods for broadcasting Cincinnati Reds baseball games during each of the 1996-1998 major league baseball seasons, in exchange for a fixed fee per game and other defined compensation. The agreement expires in December 1998 or the earliest date after April 1, 1996 on which the third-party no longer has the rights to telecast such baseball games. In 1995, the Partnership generated revenue of $25 related to this agreement.



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

Cincinnati TV 64 Limited Partnership
Notes to Financial Statements (in thousands)
- -------------------------------------------------------------------------------

         Operating Leases

         The Partnership assumed a noncancellable operating lease under which property at its transmission antenna site is leased through 1998. Charges to operations for this lease aggregated $68 in 1995 and $71 in 1994. As of December 31, 1995, annual minimum lease payments under the property lease are $61 through 1997.


9.       Option Agreement

         On May 24, 1994, the Partnership entered into an agreement whereby the Partnership granted a third-party an option to acquire the assets of the station for an amount equal to the lesser of the outstanding debt as of the exercise date, including accrued interest thereon, or $11,000. The acquiring entity will assume all other liabilities of the station. In conjunction with the option agreement, the Partnership entered into an agreement with the third-party whereby the Partnership would pay the third-party a consulting fee of $250 per year as long as the option is outstanding. Charges to operations related to this agreement were $250 in 1995 and $127 in 1994.

         The third-party exercised this option in January 1996. The transaction is subject to regulatory approval. As a result of the exercise of this option, all debt of the station is classified as current at December 31, 1995, in accordance with the Partnership's loan agreements (Note
         6).

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